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                                                                     EXHIBIT 4.1


                               BAAN COMPANY N.V.

                                1993 STOCK PLAN



1.       Purposes of the Plan

         The purposes of this Stock Plan are to attract and retain qualified available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Affiliates and to promote the success of the Company's business, through the grant of stock options.

2.       As used herein, the following definitions shall apply:

         (a) "Administrator" means the Board or its Committee appointed pursuant to Section 4 of the Plan.

         (b) "Affiliate" means any Parent or Subsidiary and any entity that has a business relationship with the Company. The term Affiliate includes any entity that becomes an Affiliate after the adoption of the Plan.

         (c) "Board" means, as applicable, either or both of the Management and Supervisory Boards of the Company.

         (d) "Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

         (e) "Common Stock" means the Ordinary Shares, NLG 0.01 par value, of the Company.

         (f)      "Company" means Baan Company N.V., a Netherlands corporation.

         (g) "Consultant" means any person or entity, including an advisor, who is engaged by the Company or any Affiliate to render services and who is compensated for such services, and any director of the Company whether compensated for such services or not.

         (h) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of:

                  (i)      any leave of absence approved by the Board; or

                  (ii) any other absence from work that is not considered an interruption of the employment or consulting relationship pursuant to any applicable law, regulations, Company or Affiliate policy, or individual agreement; or





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                  (iii)    transfers between locations of the Company or between
                           the Company, its Affiliates or its successor.

         (i) "Employee" means any person, including officers and directors, or entity employed by the Company or any Affiliate. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

         (j) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (i) if the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported for the last trading day prior to the time of determination); or

                  (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

         (k)      "Option" means a stock option granted pursuant to the Plan.

         (l)      "Optioned Stock" means the Common Stock subject to an Option.

         (m) "Optionee" means an Employee or Consultant who receives an Option.

         (n) "Parent" means any corporation that owns fifty (50) percent or more of the voting stock of the Company.

         (o)      "Plan" means this 1993 Stock Plan.

         (p) "Purchaser" means an Optionee who has exercised an Option and acquired Shares thereby.

         (q)      "Right" means an Option granted under the Plan.

         (r) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 below.

         (s) "Subsidiary" means any corporation at least fifty (50) percent of the voting stock of which is owned, directly or indirectly, by the Company.

3.       Stock Subject to the Plan

         Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be issued under the Plan is 18,000,000. The shares may be authorized, but unissued, or reacquired Common Stock.





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         If a Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.       Administration of the Plan

         (a)      Administration by Board or its Committee

                  With respect to grants of Rights to Employees or Consultants, the Plan shall be administered by:

                  (i)      the Board; or

                  (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock plan, if any, under any applicable laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable law.

         (b)      Powers of the Administrator

                  Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

                  (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(j) of the Plan and the Appendices;

                  (ii) to make such determinations and adopt such procedures as the Administrator deems appropriate with respect to Plan participation by Employees and Consultants of the Company's Affiliates, including determinations relating to conversions to and from currencies other than the U.S. Dollar:

                  (iii) to select the Consultants and Employees to whom Rights may from time to time be granted hereunder;

                  (iv) to determine whether and to what extent Rights are granted hereunder;

                  (v) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;









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                  (vi)     to approve forms of agreement for use under the Plan
                           and its Appendices;

                  (vii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including but not limited to the share price and any restriction or limitation, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                  (viii) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and its Appendices; and

                  (ix) to make any other such determinations with respect to awards under the Plan as it shall deem appropriate.

         (c)      Effect of Committee's Decision

                  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Rights.

5.       Eligibility

         (a) Rights may be granted to Employees and Consultants. An Employee or Consultant who has been granted a Right may, if otherwise eligible, be granted additional Rights.

         (b) Notwithstanding any provision of the Plan to the contrary, each agreement evidencing Rights granted to an Employee or Consultant of the Company or any Affiliate shall include the relevant provisions applicable to the Company or state of residence or employment of such Employee or Consultant. Such provisions are set out, as appropriate, in the Appendices to the Plan.

         (c) The Plan shall not confer upon any Optionee or Purchaser any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.       Term of Plan

         The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

7.       Term of Option

         The term of each Option shall be the term stated in the Option agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

8.       Option Exercise Price and Consideration











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         (a)      The per share exercise price for the Shares to be issued
                  pursuant to exercise of an Option shall be such price as is determined by the Administrator. In the case of an Option grant to an Employee or Consultant who is not resident in the United States of America, the Administrator may, in its discretion, establish the per share exercise price in a currency other than the U.S. Dollar, subject to the terms of the Plan and any applicable Appendix.

         (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator in its discretion and may consist entirely of (1) cash, (2) check, (3) promissory note,
                  (4) other Shares, or (5) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider that acceptance of such consideration may be reasonably expected to benefit the Company.


9.       Exercise of Option

         (a)      Procedure for Exercise; Rights as a Shareholder

                  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company or any Affiliate and/or the Optionee, and as shall be permissible under the terms of the Plan.

                  An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company or its designee in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company or its designee. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued except as provided in Section 11 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b)      Termination of Employment or Consulting Relationship





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                  In the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company, such Optionee may, but only within ninety (90) days or such shorter period of time as is determined by the Administrator and as set forth in the Option Agreement, after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (c)      Disability of Optionee

                  Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as determined by the Administrator or as otherwise defined by Company policy), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         (d)      Death of Optionee

                  In the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Options as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified therein, the Option shall terminate.

         (e)      Rights Granted Pursuant to Appendices

                  Options that are intended to qualify as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision; and Rights that are granted to an Optionee who is not a resident in the Netherlands may include any additional conditions or restrictions set out in the applicable Appendix, including such conditions or restrictions as apply to the country or residence of employment of such Optionee.





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10.      Non-Transferability of Rights

         Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.      Adjustments Upon Changes in Capitalization or Merger

         (a)      Changes in Capitalization

                  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Right, as well as the price per share of Common Stock covered by each such outstanding Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of price of shares of Common Stock subject to a Right.

         (b)      Dissolution or Liquidation

                  In the event of the proposed dissolution or liquidation of the Company, all outstanding Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Right, including Shares as to which the Right would not otherwise be exercisable.

         (c)      Merger

                  In the event of a merger of the Company with or into another corporation, the Rights shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion, that each Optionee shall have the right to exercise his or her Right, including Shares as to which the Right would not otherwise be exercisable. In the absence of an assumption or substitution of Rights, Rights shall, to the extent not exercised, terminate as of the date of the closing of the





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                  merger. For the purposes of this paragraph, a Right shall be considered assumed if, following the merger, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Right immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Right, for each Share of Optioned Stock subject to the Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

12.      Time of Granting Options

         The date of grant of a Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom a Right is so granted within a reasonable time after the date of such grant.

13.      Amendment and Termination of the Plan

         (a)      Amendment and Termination

                  The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with applicable law or regulation, including the requirements of an established stock exchange, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         (b)      Effect of Amendment or Termination

                  Any such amendment or termination of the Plan shall not affect Rights already granted and such Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be writing and signed by the Optionee and the Company.

14.      Conditions Upon Issuance of Shares

         Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, applicable securities laws, and the requirements of any stock exchange





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upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of a Right, the Company may require the person exercising such Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.      Reservation of Shares

         The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.      Agreements

         Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

17.      Shareholder Approval

         Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted Such shareholder approval shall be obtained in the degree and manner required under applicable law and the rules of any stock exchange upon which the Common Stock is listed.





















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